Exhibit 99.1

KUSH BOTTLES, INC. PRICES $36,000,000 REGISTERED DIRECT OFFERING

SANTA ANA, CA, June 8, 2018 – KUSH BOTTLES, INC. (OTCQB: KSHB) (“Kush Bottles” or the “Company”), a leading provider of packaging, supplies, vaporizers, hydrocarbon gases, solvents, accessories and branding solutions for the regulated cannabis industry, today announced it has entered into definitive agreements with investors for the purchase and sale of (i) 7,500,000 shares of common stock, par value $0.001 per share, and (ii) warrants to purchase up to 3,750,000 shares of common stock at an combined offering price of $4.80 per share, pursuant to a registered direct offering. The warrants will have an exercise price of $5.28 per share, will be immediately exercisable and will expire five years from the date of issuance. The gross proceeds of the offering will be approximately $36,000,000 before deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds for general corporate purposes, including, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities. The closing of the registered direct offering is expected to take place on or about June 12, 2018, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-221910) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kush Bottles

Kush Bottles, Inc. (OTCQB: KSHB) is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry including cannabidiol (“CBD”) manufacturers. Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 1 billion units and now regularly services more than 5,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. The Company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with the cannabis plant or any products that contain tetrahydrocannabinol (commonly referred to as THC) or CBD.

The Company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.

For more information, visit www.kushbottles.com or call (888)-920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “expect”, “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company’s website at: www.kushbottles.com.

Kush Bottles Contacts

Media Contact:
Anne Donohoe / Nick Opich
KCSA Strategic Communications
212-896-1265 / 212-896-1206
adonohoe@kcsa.com / nopich@kcsa.com

Investor Contact:
Phil Carlson / Elizabeth Barker
KCSA Strategic Communications
212-896-1233 / 212-896-1203
ir@kushbottles.com